Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Calyxt, Inc. 2017 Omnibus Incentive Plan and Calyxt, Inc. 2021 Employee Inducement Incentive Plan of our report dated March 4, 2021, with respect to the consolidated financial statements of Calyxt, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota July 16, 2021